Exhibit 10.1
[ATARI, INC. LETTERHEAD]
DAVID R. PIERCE
President and Chief Executive Officer
Atari, Inc.
417 Fifth Avenue, 7th Floor
New York, NY 10016
Direct Dial: 212-726-6981
October 1, 2007
Guggenheim Corporate Funding, LLC,
     as Administrative Agent
135 East 57th Street
7th Floor
New York, New York 10022
Attention: Tony Minella
Re: Second Waiver under Credit Agreement (this “Waiver”)
Ladies and Gentlemen:
     We refer to the Credit Agreement dated as of November 3, 2006 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among Atari, Inc. (the “Borrower”), the lenders party thereto (the “Lenders”) and Guggenheim Corporate Funding, LLC, in its capacity as administrative agent for the Lenders thereunder (the “Administrative Agent”). Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.
     Pursuant to Section 3.16 of the Credit Agreement, the Borrower represents that immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loan (a) the fair value (measured on a going concern basis) of the assets of the Credit Parties, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value (measured on a going concern basis) of the property of the Credit Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Credit Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

and (d) the Credit Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date (the “Solvency Representation”).
     The Borrower hereby requests that the Lenders waive, effective as of May 31, 2007 and until the end of business on the date on which Borrower draws the one-time Revolving Loan contemplated below, the requirement that the Borrower make the Solvency Representation.
     Pursuant to Section 5.01 of the Credit Agreement, the Borrower is required to deliver certain financial statements and other information to the Administrative Agent and each Lender within specified periods of time (the “Financial Reporting Requirements”). The Borrower has not yet filed its Quarterly Report for the quarter ended June 30, 2007 and the Borrower was late in filing its Annual Report for the fiscal year ended March 31, 2007 (collectively, the “Delinquent Reports”). As such, the Borrower did not timely deliver the required financial information and is therefore in default of Clause (e) of Article VII of the Credit Agreement. The Borrower hereby requests that the Administrative Agent and the Lenders waive compliance with the Financial Reporting Requirements for the year, quarters and months ending March 31, 2007 through and including June 30, 2007, as applicable.
     Pursuant to Section 5.08, Borrower is required to comply with all laws, rules, regulations and orders of any Governmental Authority. As noted above, Borrower did not timely file the Delinquent Reports with the Securities and Exchange Commission (“SEC”), as mandated by SEC and NASDAQ rules and regulations, which may have violated Section 5.08. The Borrower hereby requests that the Administrative Agent and Lenders waive compliance with Section 5.08 with respect to the timely filing of the Delinquent Reports.
     Pursuant to Section 6.12 of the Credit Agreement, the Borrower covenanted and agreed with the Lenders not to permit Consolidated EBITDA for the fiscal quarter ending June 30, 2007 to be less than -$8,150,000. The Borrower’s Consolidated EBITDA for the fiscal quarter ended June 30, 2007 was less than -$8,150,000, accordingly, the failure of the Borrower to have Consolidated EBITDA for the fiscal quarter ended June 30, 2007 of not less than -$8,150,000 has constituted an Event of Default pursuant to Clause (d) of Article VII of the Credit Agreement since June 30, 2007 (the “Specified EBITDA Default”). The Borrower hereby requests that the Required Lenders waive, effective as of June 30, 2007, the Specified EBITDA Default.
     Pursuant to Section 6.13 of the Credit Agreement, the Borrower covenanted and agreed with the Lenders not to permit its and its Domestic Subsidiaries’ Unrestricted Liquid Assets to be below $3,000,000 at any time after January 1, 2007 (the “$3 Million Liquidity Covenant”). The Borrower hereby requests that the Lenders waive the $3 Million Liquidity Covenant of Section 6.13 until the end of business on the date on which Borrower draws the one-time Revolving Loan contemplated below.
     By their respective signatures below, the Administrative Agent and Lenders hereby waive:
     (1) effective as of May 31, 2007 and until the end of business on the date on which Borrower draws the one-time Revolving Loan contemplated below,

the requirement to make the Solvency Representation contained in Section 3.16 of the Credit Agreement;
     (2) effective as of March 31, 2007, the Financial Reporting Requirements of Section 5.01 with respect to the year, quarters, and months ending March 31, 2007 through and including June 30, 2007, as applicable;
     (3) effective as of June 29, 2007, compliance with Section 5.08 of the Credit Agreement with respect to Borrower’s failure to comply with SEC and Nasdaq rules and regulations requiring timely filing of the Delinquent Reports;
     (4) effective as of June 30, 2007, the Specified EBITDA Defaults;
     (5) effective as of August 31, 2007 and continuing through the date on which Borrower draws the one-time Revolving Loan contemplated below, the $3 Million Liquidity Covenant of Section 6.13.
     This waiver shall be made for the sole purpose of making a one-time Revolving Loan under the Revolving Commitments in an amount not to exceed $3,000,000 provided, however, that in no event shall the Aggregate Revolving Commitment of the Lenders under the Credit Agreement exceed $3,000,000. As consideration for this waiver the Borrower hereby agrees to pay the Lenders the sum of $100,000 on or before 5:00 P.M. (New York time) on the effective date of this letter.
     The Borrower hereby certifies that, other than with respect to the defaults that are being expressly waived pursuant to this Waiver, all of the representations and warranties of the Borrower set forth in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof (except to the extent such representations or warranties were made with respect to a specific date).
     Except as expressly set forth herein with respect to the defaults, covenants and representations that are being expressly waived pursuant to this Waiver, (i) the execution, delivery and effectiveness of this Waiver shall neither operate as a waiver of any rights, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other documents executed in connection with the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement nor any other document executed in connection therewith and (ii) the Credit Agreement and each Loan Document shall remain in full force and effect in accordance with its original terms. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
     The foregoing waivers shall be effective as of the respective dates set forth in Paragraphs (1) through (5) above when the Administrative Agent shall have received counterparts of this Waiver executed by the Borrower and the Lenders. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Waiver. Except as specifically waived above, all of the terms of the Credit Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
     This Waiver is a Loan Document and shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
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If the Lenders agree that the foregoing accurately sets forth our understanding, please transmit to the Borrower counterparts of this Waiver executed by the Required Lenders and the Administrative Agent.

Very truly yours, ATARI, INC.
By:	/s/ David R. Pierce
	Name:	David R. Pierce
	Title:	President & CEO

Signature Page to Waiver

Consented and Agreed to:

MIDLAND NATIONAL LIFE INSURANCE COMPANY, as a Lender

By:	Guggenheim Partners Advisory Company

By:	/s/ Michael Damaso

Name:	Michael Damaso
Title:	Senior Managing Director

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE, as a Lender

By:	Guggenheim Partners Advisory Company

By:	/s/ Michael Damaso

Name:	Michael Damaso
Title:	Senior Managing Director

GUGGENHEIM CORPORATE FUNDING, LLC, as Administrative Agent

By:	/s/ Stephen D. Sautel

Name:	Stephen D. Sautel
Title:	Senior Managing Director

Signature Page to Waiver